INCOME TAX ALLOCATION AGREEMENT

                           ONE-HUNDRED NINTH AMENDMENT


SE Choctaw, Inc. was incorporated in 2002 and is wholly owned by SE Finance Capital Corporation II. SE Choctaw, Inc. does hereby declare and agree to the terms and conditions provided in the Income Tax Allocation Agreement dated December 29, 1981, as amended on April 19, 1988.

                                 Effective Date

This Agreement is effective for the Consolidated Tax reflected on the Consolidated Tax Return for 2002.

IN WITNESS HEREOF, this Agreement has been executed, as of the 23rd day of December, 2002.



ATTEST                                  SE Choctaw, Inc.


/s/  Sam Dabbs                          BY: /s/  Christopher J. Kysar
--------------                          -----------------------------
Assistant Secretary                               Vice President




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                         INCOME TAX ALLOCATION AGREEMENT

                           ONE-HUNDRED TENTH AMENDMENT


SE Finance Capital Corporation II was incorporated in 2002 and is wholly owned by Southern Company Holdings, Inc. SE Finance Capital Corporation II does hereby declare and agree to the terms and conditions provided in the Income Tax Allocation Agreement dated December 29, 1981, as amended on April 19, 1988.

                                 Effective Date

This Agreement is effective for the Consolidated Tax reflected on the Consolidated Tax Return for 2002.

IN WITNESS HEREOF, this Agreement has been executed, as of the 23rd day of December, 2002.



ATTEST                                   SE Finance Capital Corporation II


/s/  Sam Dabbs                           BY: /s/  Christopher J. Kysar
--------------                           -----------------------------
Assistant Secretary                                Vice President